SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             BRAZOS SPORTSWEAR, INC.
                (Name of Registrant as Specified In Its Charter)

                -------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1)    Title of each class of securities to which transaction applies: _______

   2)    Aggregate number of securities to which transaction applies:  _________

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         _____________________________

   4)    Proposed maximum aggregate value of transaction: $_______________

   5)    Total fee paid: $__________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid: ________________

   2)    Form, Schedule or Registration Statement No.: _________________

   3)    Filing Party: _________________

   4)    Date Filed: __________________

                            BRAZOS SPORTSWEAR, INC.
                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 16, 1997

     Notice is hereby given that the annual meeting of the stockholders of Brazos Sportswear, Inc. (the "Company") will be held at the offices of Equus II Incorporated ("Equus II") at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019 on Tuesday, September 16, 1997, at 10:00 a.m., Houston Time, for the following purposes:

          1. To elect a board of six directors to serve, until the next annual meeting of stockholders or until their successors are elected and qualify, or subject to adoption of the Charter Amendment (defined below), for the relevant term established for the respective classes of directors or until their successors are elected and qualified;

          2. To consider and act upon the adoption of an amendment to the Company's Restated Certificate of Incorporation to establish a classified board of directors (the "Charter Amendment");

          3. To consider and act upon the adoption of the 1997 Incentive Plan (the "Plan"); and

          4. To consider and act upon such other business as may properly be presented to the meeting.

     A record of stockholders has been taken as of the close of business on August 18, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at the offices of the Company commencing September 5, 1997, and may be inspected during normal business hours before the annual meeting.

     IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                          By Order of the Board of Directors,
                                          F. CLAYTON CHAMBERS,
                                          SECRETARY

August 25, 1997

                            BRAZOS SPORTSWEAR, INC.
                              3860 VIRGINIA AVENUE
                             CINCINNATI, OHIO 45227

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is being mailed to stockholders commencing on or about August 25, 1997, in connection with the solicitation by the board of directors of Brazos Sportswear, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held at the offices of Equus II Incorporated ("Equus II"), 2929 Allen Parkway, Houston, Texas 77019 on
September 16, 1997, and any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the annual meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted for the election of each of the directors nominated by the Company named herein, or otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a proxy signed on a later date or voting in person at the annual meeting.

                         OUTSTANDING VOTING SECURITIES

     As of August 18, 1997, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 4,403,715 shares of the common stock ("Common Stock") of the Company outstanding. Each share of common stock entitles the holder to one vote on all matters presented at the meeting. In addition, as of August 18, 1997, there were 2,682,787 shares of the Series B-2 preferred stock of the Company ("Series B-2 Preferred Stock") outstanding. The shares of Series B-2 Preferred Stock vote with the Common Stock based on the number of shares of Common Stock into which such preferred stock is then convertible. As of August 18, 1997, each share of Series B-2 Preferred Stock is convertible into approximately .0909 shares of Common Stock, which on an as-converted basis represents an aggregate of 243,889 shares of Common Stock.

                             ELECTION OF DIRECTORS

     At the meeting, six nominees are to be elected, each director to hold office until the next annual meeting of the stockholders, or if the Charter Amendment is adopted, as set forth in the table below, or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. Each of the nominees has previously served as a director of the Company. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

     The Charter Amendment, if approved by the stockholders, creates a classified board of directors consisting of three classes. Each class is to be as nearly equal in size as is practicable and each presently consists of two directors. At the annual meeting, two directors will be elected to each of Class I, Class II and Class III positions, with each Class I Director holding office until the third annual meeting of stockholders following his election, each Class II Director holding office until the second annual meeting of stockholders following his election, and each Class III Director holding office until the first annual meeting of stockholders following his election. Each director elected after the initial term of any Class will be elected for a three-year term.

INFORMATION REGARDING THE NOMINEES

     The following table contains certain information with respect to the persons who have been nominated to serve as directors of the Company:

                                                                      DIRECTOR
         NAME                        POSITION                  AGE      SINCE
         ----                        --------                  ----   ---------
 CLASS I DIRECTORS WHOSE TERM (IF ELECTED AND THE CHARTER AMENDMENT APPROVED)
                              WILL EXPIRE IN 2000
Randall B. Hale........ Director and chairman of the board      34      1997
J. Ford Taylor......... Director, president, and chief          40      1997
                       executive officer

 CLASS II DIRECTORS WHOSE TERM (IF ELECTED AND THE CHARTER AMENDMENT APPROVED)
                              WILL EXPIRE IN 1999
Nolan Lehmann.......... Director                                53      1997
F. Clayton Chambers.... Director, vice president, chief         37      1997
                       financial officer, secretary and
                         treasurer

CLASS III DIRECTORS WHOSE TERM (IF ELECTED AND THE CHARTER AMENDMENT APPROVED)
                              WILL EXPIRE IN 1998
Alan B. Elenson........ Director and president of Plymouth      47      1997
                       Mills Facility
Michael S. Chadwick.... Director                                45      1997

     For certain information regarding the beneficial ownership of the Common Stock by each of the nominees, see "Other Information -- Principal Stockholders."

     RANDALL B. HALE. Mr. Hale has been a director and chairman of the board of the Company since March 1997, at which time BSI Holdings, Inc. ("BSI") merged into the Company, and the Company changed its name to Brazos Sportswear, Inc. He has served as a vice president of Equus II and Equus Capital Management Company ("Equus") since 1992 and a director of Equus since 1996. From 1985 to 1992, he was employed by Andersen Worldwide. Mr. Hale is a director of American Residential Services, Inc. and is also a director of numerous privately-owned companies. Mr. Hale is a certified public accountant.

     J. FORD TAYLOR. Mr. Taylor has been a president, chief executive officer and a director of the Company since March 1997, and beginning in 1996 held the same positions with BSI. He was president of BSI's decorated sportswear operations from 1995 until 1996 and vice president -- operations of its decorated sportswear operations from 1993 until 1995. Mr. Taylor served as president of BSI's CC Creations and Red Oak facility in College Station, Texas from 1990 to 1993. He founded CC Creations in 1982 which he owned and operated before its acquisition by BSI.

     NOLAN LEHMANN. Mr. Lehmann has been a director of the Company since 1997. He has served as a director and president of Equus since 1980, and as a director and president of Equus II since inception. Before joining Equus, Mr. Lehmann served in a number of executive management positions with Service Corporation International from 1973 to 1980. Mr. Lehmann is also a director of Allied Waste Industries, Inc., American Residential Services, Inc., Drypers Corporation and Garden Ridge Corporation. In addition, he serves as a director of several privately-owned companies. Mr. Lehmann is a certified public accountant.

     F. CLAYTON CHAMBERS. Mr. Chambers has been a director of the Company since 1997. He has served as vice president, chief financial officer, treasurer and secretary of BSI from January 1995 until March 1997 and has served the Company in the same capacity since that date, and previously served as a consultant to BSI beginning in May 1994. Mr. Chambers was a principal in the firm of Chadwick, Chambers & Associates, Inc., an investment and merchant banking firm located in Houston, Texas, from 1988 until 1994. He was employed by Lovett Mitchell Webb & Garrison, an investment banking firm, from 1986 until 1987.

     ALAN B. ELENSON. Mr. Elenson has been a director of the Company since 1997. He founded Plymouth Mills, Inc. ("Plymouth") in 1975 and owned and operated Plymouth before its acquisition by BSI in August 1996. Mr. Elenson is president of the Company's Plymouth Mills operations.

     MICHAEL S. CHADWICK. Mr. Chadwick has been a director of the Company or its predecessors since 1997. He is a senior vice president and a managing director of the corporate finance department of Sanders Morris Mundy, a Houston-based financial services and investment banking firm ("SMM"). From
1988 to 1994, Mr. Chadwick served as president of Chadwick, Chambers & Associates, Inc., an investment and merchant banking firm located in Houston, Texas. Mr. Chadwick presently serves on the Board of Directors of Watermarc Food Management Company and Blue Dolphin Energy Company, both publicly traded corporations, and Moody-Price, Inc., a privately-owned corporation.

VOTE REQUIRED FOR ELECTION AND RECOMMENDATION

     The six nominees or, if the Charter Amendment is adopted, the two nominees in each Class, for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of Common Stock (including Common Stock resulting from the deemed conversion of the Series B-2 Preferred Stock as of the record date) of record shall be the duly elected directors upon completion of the vote tabulation at the annual meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated and the results certified by the election inspector appointed by the Company who is required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company's bylaws, any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present, but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL SIX NOMINEES OF THE COMPANY TO THE BOARD OF DIRECTORS.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

     During 1996, the board of directors convened on seven regularly scheduled occasions. Committees of the board held meetings as follows: audit committee -- four meetings and compensation committee -- five meetings. Each director attended at least 75% of all meetings of the board and all committees on which he served during the year.

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the standing committees of the board. The compensation committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required, and supervises the administration of all executive compensation and benefit programs, including the establishment of specific criteria against which all annual performance based benefits are to be measured. The audit committee assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The current members of the compensation committee are Messrs. Hale, Lehmann and Chadwick, and the current members of the audit committee are Messrs. Hale, Chambers and Chadwick. The board of directors does not presently maintain a nominating committee; stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices.

     Directors not employed by the Company ("Non-Employee Directors") receive compensation of $16,000 annually for service on the board plus reimbursement of expenses in attending meetings. In addition, if the Incentive Plan is approved by the stockholders, each current Non-Employee Director and those subsequently elected for the first time will receive a one-time grant of options to purchase 15,000 shares of Common Stock (20,000 shares for the chairman of the board), and beginning with the Company's 1998 annual meeting, the Company anticipates that each Non-Employee Director will receive an additional grant of options to purchase 5,000 shares of Common Stock on the date of each stockholder vote regarding election of directors. All such options will be granted at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at August 18, 1997, by (i) all directors, (ii) the chief executive officer and other executive officers, (iii) each person who beneficially owns more than five percent of the Company's common stock, and (iv) all directors and executive officers as a group.

                                        NUMBER OF               PERCENT
                NAME                      SHARES               OF CLASS
                ----                   ------------            ---------
Equus II Incorporated................     2,888,303(1)            56.3%
  2929 Allen Parkway, Suite 2500
  Houston, Texas 77019
Allied Investment Corporation........       342,938                7.8%
Allied Investment Corporation II
  1666 K Street, N.W., Suite 901
  Washington, D.C. 20006
Bank of America NW, N.A., d/b/a
Seafirst Bank........................       307,552                7.0%
  820 A Street, Suite 250
  P.O. Box 1493
  Tacoma, Washington 98401
George Warny.........................       267,416(2)             6.0%
  215 Flag Lake Drive
  Clute, Texas 77531
Samuel T. McKnight...................       225,686(3)             5.1%
  215 Flag Lake Drive
  Clute, Texas 77531
Alan B. Elenson......................       232,575(4)             5.0%
  330 Tompkins Avenue
  Staten Island, New York 10304
J. Ford Taylor.......................       225,811(5)             5.0%
  3860 Virginia Avenue
  Cincinnati, Ohio 45227
F. Clayton Chambers..................       251,546(6)             5.7%
  3860 Virginia Avenue
  Cincinnati, Ohio 45227
Michael S. Chadwick..................       268,436(7)             6.0%
  3100 Texas Commerce Tower
  Houston, Texas 77002
Randall B. Hale......................     2,923,467(8)(9)         56.6%
Nolan Lehmann........................     2,912,781(10)(8)        56.4%
All directors and executive officers
  as a group (six persons)...........     3,926,313(1)(4)-(10)    69.3%

------------

   (1) Includes 170,839 shares which may be acquired upon exercise of warrants and 557,156 shares issuable upon conversion of preferred stock.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

   (2) Includes 6,824 shares which may be acquired upon exercise of warrants and 37,737 shares issuable upon conversion of preferred stock. Includes 106,116 shares as to which Mr. Warny serves as trustee and as to which Mr. Warny disclaims beneficial ownership. Excludes 90,990 shares held by trusts for the benefit of Mr. Warny's children and for which Mr. McKnight serves as trustee and as to which Mr. Warny disclaims beneficial ownership.

   (3) Includes 33,084 shares issuable upon conversion of preferred stock and includes 90,990 shares to which Mr. McKnight serves as trustee and as to which Mr. McKnight disclaims beneficial ownership. Excludes 106,116 shares held by trusts for the benefit of Mr. McKnight's children and for which Mr. Warny serves as trustee and as to which Mr. McKnight disclaims beneficial ownership.

   (4) Includes 232,575 shares that may be acquired upon exercise of warrants and options. Includes 226,896 shares held jointly with, or separately by, Joann Elenson, Mr. Elenson's spouse.

   (5) Includes 96,213 shares that may be acquired upon exercise of warrants and options and 30,504 shares issuable upon conversion of preferred stock. Includes 121,296 shares held jointly by Sandra Taylor, Mr. Taylor's spouse.

   (6) Includes 27,963 shares that may be acquired upon exercise of warrants and options and 22,186 shares issuable upon conversion of preferred stock of which 5,041 shares and 2,438 shares upon conversion are held in trust for Mr. Chambers' children.

   (7) Includes 37,367 shares that may be acquired upon exercise of warrants and options and 24,626 shares issuable upon conversion of preferred stock.

   (8) Includes 2,888,303 shares beneficially owned by Equus II; each holder disclaims beneficial ownership of such shares.

   (9) Includes 35,164 shares that may be acquired upon exercise of options.

  (10) Includes 24,478 shares that may be acquired upon exercise of options.

      EXECUTIVE OFFICER AND SIGNIFICANT EMPLOYEE TENURE AND IDENTIFICATION

     The executive officers and significant employees serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. Certain information concerning significant employees of the Company who are not also current members of the board of directors and nominees is set forth below:

     ROBERT C. KLEIN. Mr. Klein has been president of the Morning Sun facility since 1997. He served as president and chief executive officer of Morning Sun, Inc. ("Morning Sun") before its acquisition by the Company in July 1997. From 1978 until 1993, Mr. Klein served in a variety of positions within manufacturing, merchandising and sales at Jantzen, Inc., a division of VF Corp., and was vice president of womenswear before he left Jantzen, Inc. to join Morning Sun.

     LAURENCE E. CRABB. Mr. Crabb has been president of the Premier facility since 1997. He founded Premier Sports Group, Inc. ("Premier") in 1986 and owned and operated Premier before its acquisition by the Company. Mr. Crabb was employed by Jansport from 1982 until 1986, where he had expanded responsibilities for merchandising and sourcing production throughout Asia, with an emphasis in China. He was employed by Levi Strauss and Company from 1977 until 1982, where he was responsible for sourcing production throughout Asia.

     R. WAYNE HATCHER. Mr. Hatcher has been president of the CC Creations and Red Oak facility since 1996. From 1985 to 1995, he served in a managerial position with BSI and in 1995 was promoted to vice-president -- operations of the CC Creations and Red Oak facility. Mr. Hatcher was employed by Robinson Company, a screen printer, from 1981 to 1985 and by a retail sporting goods and wholesale sportswear store, Purvis Sportswear, from 1972 to 1981.

     SAMUEL T. MCKNIGHT. Mr. McKnight has been president of the Company's Blank Distribution Division since 1974. He founded Gulf Coast Sportswear, Inc., the predecessor of BSI, in 1974. From 1972 to 1974 Mr. McKnight served as president of M & M Designs, a shirt printing company.

     DEBORAH S. WILLIAMS. Ms. Williams has been president of the Company's Cincinnati facility since 1996. She served as vice president of purchasing of that facility from 1994 until 1996. From 1990 to 1994 Ms. Williams served as director of purchasing of Velva Sheen, an operating division of American Marketing Industries, Inc., which was acquired in November 1994 by the Company.

EMPLOYMENT AGREEMENTS

     The Company has no employment agreements with any of the persons who served as the Company's named executive officers at any time during its year ending December 31, 1996. Each of Mr. William S. Wiley and Ms. L. Kaye Counts and Sandra L. Teufel ceased their employment with the Company effective March 14, 1997, April 22, 1997 and December 31, 1996, respectively. In connection with their termination, Mr. Wiley, Ms. Counts and Ms. Teufel received one-time severance payments of $100,000, $50,000 and $37,500, respectively.

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during the period or (ii) an executive officer at December 31, 1996 whose annual compensation exceeded $100,000 (collectively, the "Named Executives"). The share information gives effect to the five-for-one reverse split pursuant to the Company's reincorporation in Delaware in March 1997:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                      ANNUAL COMPENSATION       STOCK
                                                     ---------------------     OPTIONS          ALL OTHER
      NAME AND PRINCIPAL POSITION           YEAR       SALARY      BONUS       (SHARES)      COMPENSATION(5)
----------------------------------------  ---------  ----------  ---------   ------------    ----------------
William S. Wiley(1).....................       1996  $  300,000       -0-         -0-              -0-
  Chairman                                     1995      75,000       -0-         -0-              -0-
                                               1994       -0-         -0-         -0-              -0-
L. Kaye Counts(2).......................       1996  $  175,000       -0-         -0-             $2,400
  Executive vice president                     1995     175,000  $  29,752        -0-              2,068
  and chief operating officer                  1994     150,000     50,000         400             1,650

Sandra L. Teufel(3).....................       1996  $  250,000  $  65,524        -0-             $2,400
  Senior vice president -- sales               1995     200,000     60,000      10,900             2,400
  and marketing                                1994     160,384     65,000       5,000             2,460

Charles Stempler........................       1996  $  115,769       -0-        1,000             -0-
  Vice president -- purchasing                 1995      10,577       -0-         -0-              -0-
                                               1994       -0-         -0-         -0-              -0-
Michael Kovacs(4).......................       1996  $  100,000       -0-         -0-             $1,650
  Vice president -- manufacturing              1995      85,385       -0-         -0-              1,431
                                               1994      77,060       -0-        3,600             1,291

------------

(1) Ceased employment March 14, 1997.

(2) Ceased employment April 22, 1997.

(3) Ceased employment December 31, 1996.

(4) Ceased employment June 4, 1997.

(5) Annual contributions by the Company to a defined contribution plan (401(k) plan).

OPTION GRANTS

     The following sets forth information concerning stock option grants during 1996 to the Named Executives. The share information gives effect to the five-for-one reverse split pursuant to the Company's reincorporation in Delaware in March 1997.

                                                          INDIVIDUAL GRANTS                      POTENTIAL REALIZED
                                        -----------------------------------------------------     VALUE AT ASSUMED
                                                       PERCENTAGE                                 ANNUAL RATES OF
                                                        OF TOTAL                                    STOCK PRICE
                                                         OPTIONS                                  APPRECIATION FOR
                                                       GRANTED TO                                  OPTION TERM(1)
                                          OPTIONS       EMPLOYEES     EXERCISE     EXPIRATION   --------------------
                NAME                    GRANTED(2)       IN 1996        PRICE       DATE(3)        5%         10%
-------------------------------------   -----------    -----------    ---------    ----------   ---------  ---------
Charles Stempler.....................      1,000           47.6%       $ 14.375      3/3/2007   $   9,040  $  22,910

------------

(1) Potential values stated are the result of using the SEC method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

(2) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) The options were 50% exercisable on March 1, 1997 and will be 100% exercisable on March 1, 1998.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options to purchase shares of Common Stock for each of the Named Executives held by them at December 31, 1996. None of the Named Executives exercised any stock options during 1996, and no In-the-Money stock options were outstanding as of December 31, 1996. The share information contained in the table gives effect to the five-for-one reverse split pursuant to the Company's reincorporation in Delaware in March 1997.

                                        NUMBER OF UNEXERCISED OPTIONS
                                             AT DECEMBER 31, 1996
                                                   (SHARES)
                                        ------------------------------
                NAME                    EXERCISABLE     UNEXERCISABLE
-------------------------------------   ------------    --------------
L. Kaye Counts.......................      13,600              -0-
Sandra L. Teufel.....................      16,367              -0-
Charles Stempler.....................         -0-            1,000
Michael Kovacs.......................       4,600            1,000

BOARD REPORT ON EXECUTIVE COMPENSATION

     On March 14, 1997, the Company merged with BSI Holdings, Inc. ("BSI"). In connection with the merger, all incumbent directors and executive officers of the Company resigned, and as of the closing of the transaction, persons formerly associated with BSI filled all company board and executive officer positions. As such, the Board Report on Executive Compensation is provided by the newly-appointed board of directors, which is unable to describe the prior board's compensation policies or bases for the level of compensation provided to the former chief executive officer or any of the other Named Executives for 1996.

     The board of directors is of the view that base compensation for executive officers should afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the board as acceptably discharging the levels and types of responsibility implicit in the various executive positions. The board of directors also believes that properly designed and administered cash bonus and stock-based incentives for executives' closely align the executive's economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. These fundamental policies will be the basis of compensation for executives in 1997.

     The foregoing report is given by the entire board since the members of the compensation committee of the board during 1996 are no longer directors of the Company.

                                Randall B. Hale
                                 J. Ford Taylor
                                 Nolan Lehmann
                              Michael S. Chadwick
                                  Alan Elenson
                              F. Clayton Chambers

COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the yearly percentage change in the cumulative total shareholder return on the Company's common stock, compared with the cumulative total return on (i) the Standard & Poor's 500 Stock Index (the "Standard & Poor's 500") and (ii) the Standard and Poor's Textiles Stock Index (the "Textiles Index"), for the five years ended December 31, 1996:

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                      12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
Brazos Sportswear, Inc.  100       73        146       95        64        41
Standard & Poors 500     100       108       118       120       165       203
Textiles Index           100       106       80        79        89        122

     In all cases, the cumulative total return assumes, as contemplated by Securities and Exchange Commission rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In August 1996, Brazos, Inc. ("Brazos") entered into a financial advisory agreement with SMM in connection with the merger (the "Sun Merger") of BSI Holdings, Inc. ("BSI") into the Company, formerly Sun Sportswear, Inc. Mr. Chadwick is a senior vice president and a managing director of SMM and has been a director of the Company or its predecessors since 1989. The agreement provided for a success fee of approximately $160,000 based on the transaction price of the Sun Merger in addition to $100,000 previously paid in financial advisory fees.

     In April 1997, the Company entered into a financial advisory agreement with SMM pursuant to which SMM agreed to provide certain financial advisory services to the Company. The agreement provides for payments to SMM in the amount of $10,000 per month, for a period of 12 months, but the Company has the right to terminate the agreement after the cumulative payment to SMM of $60,000. SMM was also entitled to receive a lump sum success fee of $50,000 in connection with the Company's acquisition of all of the capital stock of SolarCo. Inc., the parent of Morning Sun (the "Morning Sun Acquisition"). In connection with the public offering of 10 1/2% of Senior Notes due 2007 (the "Offering"), SMM received an amount equal to the product of 0.25% multiplied by the gross proceeds of the Offering, which amounted to $250,000. SMM agreed to forego, after completion of the Offering, the $50,000 contingent lump sum success fee payable by the Company in connection with the Morning Sun Acquisition.

     Pursuant to an asset purchase agreement consummated in August 1996, the Company acquired substantially all of the assets of Plymouth for approximately $36 million (the "Plymouth Acquisition"). Upon consummation of the Plymouth Acquisition, Mr. Elenson, the controlling shareholder of Plymouth, became a director of BSI. As part of the purchase price for the acquisition of Plymouth's assets, the Company agreed to pay certain contingent consideration of $8.2 million, including $2.95 million aggregate principal amount of junior subordinated debentures maturing March 1999 and cash payments of $2.3 million (paid in October 1996) and $2.95 million (which was paid upon consummation of the Offering). The Company also issued to Plymouth junior subordinated debentures in the principal amounts of $3.0 million and $4.5 million that provide for periodic interest payments and that mature in December 1997 and December 2003, respectively. Upon consummation of the Sun Merger, the $3.0 million junior subordinated debenture was repaid in full. Upon consummation of the Offering, the $2.95 million junior subordinated debenture, the $2.95 million contingent payment amount and the $4.5 million debenture were repaid in full.

     To finance the Plymouth Acquisition, Brazos issued 2,500,000 shares of its preferred stock and the Company issued warrants to purchase 66,511 shares of the Company's common stock, at an exercise price of $.01 per share, for aggregate consideration of $2,500,000. The Brazos preferred stock has been converted into the same number of shares of Series B-2 Preferred Stock. The Company warrants were exercised prior to the Sun Merger. Equus II holds 1,200,000 shares of Series B-2 Preferred Stock. Equus II also received warrants to purchase 30,261 shares of the Company's common stock at an exercise price of $4.62 per share.

     In connection with the Plymouth Acquisition, SMM received warrants to purchase 20,168 shares of the Company's common stock at an exercise price of $4.62 per share. Of these warrants, 6,065 were assigned by SMM to Mr. Chadwick. Mr. Chadwick holds 100,000 shares of Series B-2 Preferred Stock and exercised a warrant to purchase 4,034 shares. Mr. Taylor (together with his spouse) and each of Messrs. Warny and McKnight holds 75,000 shares of Series B-2 Preferred Stock and exercised a warrant to purchase 3,025 shares of the Company's common stock (with the warrant purchased by Mr. McKnight issued in the name of a trust for the benefit of his children). Mr. Chambers holds 50,000 shares of Series B-2 Preferred Stock and exercised a warrant to purchase 2,016 shares of the Company's common stock. In addition, Mr. Chambers, as trustee for two trusts created for the benefit of his two children, holds 25,000 shares of Series B-2 Preferred Stock and exercised a warrant to purchase 1,008 shares of Company common stock.

     In connection with the Plymouth Acquisition, the following subordinated debt of Brazos was converted into shares of BSI Series B preferred stock: Equus II converted subordinated notes in the amount of $3,350,000 and $178,500 into 3,528,500 shares; each of Messrs. Warny and McKnight converted subordinated notes in the amount of $234,392 and $29,750 into 264,142 shares; Mr. Chadwick converted subordinated notes in the amount of $75,000 and $29,750 into 104,750 shares; Mr. Chambers converted subordinated notes in the amount of $75,000 and $29,750 into 104,750 shares; and J. Ford and Sandra Taylor converted a note in the amount of $190,000 into 190,000 shares. All of these shares were subsequently exchanged for the same number of shares of Series B-1 Preferred Stock pursuant to the Sun Merger.

     In connection with the Sun Merger, the Company issued 2,000,000 shares of Series B-3 Preferred Stock and warrants to purchase 36,000 shares of the Company's common stock, at an exercise price of $50.00 per share, for aggregate consideration of $2,000,000. These shares of preferred stock were subsequently converted into the same number of shares of Series B-3 Preferred Stock of the Company pursuant to the Sun Merger. The Company's warrants were converted into warrants to purchase 272,968 shares of the Company's common stock at an exercise price of $6.59 per share in connection with the Sun Merger. Equus II purchased 1,030,000 shares of Series B-3 Preferred Stock and a warrant to purchase 140,578 shares of the Company's common stock at a purchase price of approximately $1.0 million. Mr. Taylor (together with his spouse) and each of Messrs. Chadwick, Chambers and Warny purchased 50,000 shares of Series B-3 Preferred Stock and a warrant to purchase 6,824 shares of the Company's common stock at a price of $50,000.

     Brazos leases a 88,625 square foot office and production facility in College Station, Texas, from a partnership whose owners include corporations in which Equus II and Messrs. Taylor, Chambers, Chadwick, McKnight and Warny have an ownership interest. The two leases are for a ten-year term expiring 2002 and provide for aggregate monthly lease payments of $18,500.

     Management is of the opinion that all the transactions described were on terms at least as favorable as could have been obtained from unaffiliated third parties.

CHANGE IN CONTROL

     On March 14, 1997, the Company, formerly Sun Sportswear, Inc., a Washington corporation ("Sun"), consummated a merger (the "Merger") with BSI Holdings, Inc. ("BSI"), with the Company being the surviving corporation. Following the Merger, Sun was reincorporated in Delaware under the name of Brazos Sportswear, Inc. (the "Reincorporation"). Pursuant to the Merger and Reincorporation, the former directors of BSI, with the addition of one executive officer of BSI, became and currently serve as the directors of the Company. In addition, Equus II, formerly the majority stockholder of BSI, acquired beneficial ownership of 57.6% of the Common Stock of the Company. As of August 18, 1997, Equus II beneficially owned 56.3% of the Company's Common Stock. Equus II received its beneficial ownership in the Company's Common Stock based on its prior holdings of BSI capital stock and Sun capital stock surrendered in the Merger and Reincorporation, respectively. Prior to the Merger and Reincorporation, Bank of America NW, N.A., doing business as Seafirst Bank, was Sun's majority stockholder.

AUDITORS

     On May 12, 1997, the Company determined, pursuant to the authority and approval of the board of directors, to dismiss Price Waterhouse LLP ("Price Waterhouse"), the Company's independent accountants, who were previously engaged as the independent accountant to audit the financial statements of the Company. Price Waterhouse's report on the Company's financial statements for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent interim period preceding the replacement of Price Waterhouse, there were no disagreements with Price Waterhouse on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Price Waterhouse, would have caused them to make a reference to the subject matter of the disagreement(s) in connection with its report. The Company has authorized Price Waterhouse to respond fully to any inquiries by Arthur Andersen LLP.

     On May 12, 1997, pursuant to the authority and approval of the Company's board of directors, Arthur Andersen LLP ("Arthur Andersen") was selected as the Company's independent accountants to audit the consolidated statements of the Company for fiscal 1997. Arthur Andersen was previously engaged as the independent accountant to audit the consolidated financial statements of BSI.

     While management anticipates that the Company's relationship with Arthur Andersen will continue to be maintained during 1997, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Arthur Andersen inasmuch as no such action is legally required. Representatives of Arthur Andersen, but not Price Waterhouse, plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     The audit committee of the board of directors assists the board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements. The committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters pertaining to the audit and any other matter which the committee or the auditors may wish to discuss. In addition, the audit committee would recommend the appointment of new auditors to the board of directors if future circumstances were to indicate that such action is desirable.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Securities and Exchange Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the captions "Other Information -- Compensation Committee Report on Executive Compensation" or "Other
Information -- Common Stock Performance Graph."

SECTION 16(a) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. With respect to the year ended December 31, 1996, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% shareholders have been met.

                      PROPOSAL TO ADOPT CHARTER AMENDMENT

BACKGROUND AND REASONS

     The proposed Charter Amendment, if approved by the stockholders, would establish a classified board of directors. A classified board will significantly extend the time required to effect a change in control of the Company's board of directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Company's board of directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting. If the Company implements a classified board of directors, it will take at least two annual meetings for even a majority of stockholders to make a change in control of the board of directors, because only a minority of the directors will be elected at each meeting.

     Under Delaware law, directors chosen to fill vacancies on a classified board hold office until the next election of the class for which such directors were chosen, and until their successors are elected and qualified. Delaware law also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The Company's Certificate of Incorporation does not provide otherwise. Accordingly, if the proposed Charter Amendment is approved by the stockholders, conforming by-laws provisions will be implemented. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority vote of the outstanding shares of the Company's Common Stock. Cumulative voting is not authorized by the Company's Restated Certificate of Incorporation.

     The classified board proposal is designed to assure continuity and stability in the Company's board of directors' leadership and policies. Although management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The board of directors also believes that the proposed Charter Amendment will assist the board of directors in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company.

     Because of the additional time required to change control of the Company's board of directors, the proposed Charter Amendment will tend to perpetuate present management. Without the ability to obtain immediate control of the board of directors, a takeover bidder will not be able to take action to remove other potential impediments to its acquisition of the Company, including the ability of the Company's board of directors to issue preferred stock of the Company without further stockholder action. Because the proposed Charter Amendment will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the board of directors, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that stockholders may feel would be in their best interests. The proposed Charter Amendment will also make it more difficult for the stockholders to change the composition of the Company's board of directors even if the stockholders believe such a change would be desirable.

PROPOSED CHARTER AMENDMENT

     The Charter Amendment, if approved by the stockholders, creates a classified board of directors consisting of three classes. Each class is to be as nearly equal in size as is practicable and each presently is to consist of two directors. At the annual meeting, two directors will be elected to each of Class I, Class II and Class III positions, with each Class I Director holding office until the third annual meeting of stockholders following his election, each Class II Director holding office until the second annual meeting of stockholders following his election, and each Class III Director holding office until the first annual meeting of stockholders following his election. Each director elected after the initial term of any Class will be elected for a three-year term.

REQUIRED AFFIRMATIVE VOTE AND RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of the Company's common stock (including shares of Common Stock resulting from the deemed conversion of the Series B-2 Preferred Stock as of the record date) outstanding and entitled to vote at the annual meeting is required to adopt the Charter Amendment. The board of directors of the Company has declared the Charter Amendment advisable and believes it is in the best interest of the Company and its stockholders.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE CHARTER AMENDMENT.

                     PROPOSAL TO ADOPT 1997 INCENTIVE PLAN

GENERAL

     Effective July 2, 1997, the board of directors adopted the 1997 Incentive Plan (the "Incentive Plan") and is submitting the Incentive Plan for the approval of the Company's stockholders at the meeting. The Incentive Plan is an amendment and restatement of the BSI 1995 Stock Incentive Plan (the "BSI
Plan") and the Sun 1989 Employee Stock Option Plan (the "Sun Plan"). On March 14, 1997, BSI merged with and into Sun, and Sun subsequently reincorporated in Delaware under the name Brazos Sportswear, Inc. The Incentive Plan appears as APPENDIX A to this proxy statement. The full text of the Incentive Plan is incorporated herein by this reference, and the following summary is qualified in its entirety by reference to the text of such Plan.

     The board of directors believes that the adoption and approval of the Incentive Plan is necessary as a result of the stage of development of the Company, the number of its employees and its need to attract and retain key personnel. The board of directors believes that the Incentive Plan will allow the Company to continue to emphasize equity-based compensation in structuring compensation packages for key employees, and to provide equity interests in the Company to non-employee directors and consultants when deemed appropriate. The board of directors believes that an emphasis on equity-based compensation will yield the greatest benefit for the stockholders, as the compensation is directly dependent on the return on stockholders' investments.

SUMMARY OF THE INCENTIVE PLAN

     SHARES SUBJECT TO INCENTIVE PLAN. Under the Incentive Plan, the Company may issue Incentive Awards covering an aggregate of the greater of (a) 750,000 shares of Common Stock and (b) 12.5% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter. No more than 750,000 shares of Common Stock shall be available for Incentive Stock Options. At present, there are outstanding Options covering 571,285 shares of Common Stock, leaving 178,655 shares of Common Stock available for issuance as Incentive Awards under the Incentive Plan.

     Any shares of Common Stock which were issued and have been forfeited or were subject to Incentive Awards under the Plan which have expired or terminated for any reason will remain available for issuance with respect to the granting of Incentive Awards during the term of the Incentive Plan, except as may otherwise be provided by applicable law. Shares of Common Stock received by the Company in connection with the exercise of an Incentive Award shall also be available for issuance under the Incentive Plan. The number and kind of securities which may be issued under the Incentive Plan and pursuant to then outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganizations or similar transactions.

     ADMINISTRATION. The Incentive Plan is administered by the Committee appointed by the board of directors, which is currently composed of Messrs. Nolan Lehmann and Michael S. Chadwick. The Committee solely consists of directors each of whom is (i) an "outside director" under Section 162(m) of the Code and (ii) a "non-employee director" under Rule 16b-3 of the Exchange Act. Subject to the express provisions of the Incentive Plan, the Committee is authorized to, among other things, determine those eligible individuals to whom Incentive Awards may be granted, grant Incentive Awards to individuals eligible to participate in the Incentive Plan and determine the terms and conditions (which need not be identical) of each Incentive Award. The Incentive Plan does not prescribe any factors to be considered by the Committee in determining the individual participants and types of Incentive Awards granted. The Committee also interprets, construes and administers the Incentive Plan and any related incentive agreements; and makes all of the determinations necessary or advisable with respect to the Incentive Plan or any Incentive Award granted thereunder. All decisions and determinations of the Committee are final and binding on all parties.

     Under the terms of the Incentive Plan, the Company will indemnify members of the Committee against any cost, expenses or liability arising out of any action, omission or determination relating to the Incentive Plan, unless such action, omission or determination was taken or made with gross negligence or willful misconduct.

     ELIGIBILITY. Key employees, including officers (whether or not they are directors), directors who are not employees, and consultants of the Company and its subsidiaries are eligible to participate in the Incentive Plan.

     TYPES OF INCENTIVE AWARDS. Under the Incentive Plan, the Committee designated by the Board of Directors may grant (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) "nonstatutory" stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of restricted stock, (v) performance shares and performance units, (vi) other stock-based awards, and
(vii) supplemental tax bonuses (collectively, "Incentive Awards"). ISOs and
NSOs are sometimes referred to collectively herein as "Options". A summary of the most significant features of the Incentive Awards and their tax consequences to participants and the Company is set out below.

     GENERAL TERMS AND TAX INFORMATION RELATING TO INCENTIVE AWARDS. The material terms of the Incentive Award, as determined by the Committee in its discretion is reflected in an agreement (the "Incentive Agreement") between the participant and the Company. A summary of the most significant features of the Incentive Awards and their tax consequences to participants who are United States persons and the Company is set out below.

     INCENTIVE AND NONSTATUTORY STOCK OPTIONS. Except in limited cases involving certain 10% stockholders or where the terms of the grant specify otherwise, ISOs and NSOs must be exercised within ten years of the grant date. ISOs may only be granted to employees and the exercise price of each ISO granted may not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of a share of Common Stock on the date of grant. The Committee will have the discretion to determine the exercise price of each NSO granted under the Incentive Plan; however, a NSO that is intended to qualify as performance based compensation to an officer subject to Section 162(m) of the Code must be granted with an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date. To the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as NSOs.

     The exercise price of each Option is payable in cash upon the exercise of the Option or, in the discretion of the Committee and upon such terms and conditions as it may deem appropriate, through the delivery of shares of Common Stock owned by the Option holder and valued at their fair market value, by withholding shares which would otherwise be acquired on the exercise of the Option and having an aggregate fair market value equal to the total exercise price or in a combination of the foregoing. The ability to pay the Option price in surrendered or withheld shares of Common Stock will, if permitted by the Committee, enable an Option holder to engage in a stock-for-stock exercise of an Option and thereby exercise the Option with little or no cash investment.

     If a participant's employment or other service with the Company is terminated other than for Cause (as defined in the Incentive Plan), or by reason of Disability (as defined in the Incentive Plan) or death, his vested Options, whether ISOs or NSOs, shall remain exercisable for 60 days after such termination. If a participant's employment or other service with the Company is terminated by reason of Disability or death, his vested Options, whether ISOs or NSOs, shall remain exercisable for one year following such termination. If an employee's employment with the Company is terminated due to his retirement at or after attaining age 65, his vested NSOs shall remain exercisable for six months, and his vested ISOs shall remain exercisable for three months, following such termination. No Option shall be exercisable after the expiration of its term, in any case. If a participant's employment or other service with the Company is terminated for Cause, all outstanding Options, whether vested or otherwise, shall expire at the commencement of business on the date of such termination. The Committee, in its discretion, may prescribe time periods different than those set out in the foregoing provisions of this paragraph for the exercise of Options following a participant's termination of employment or other service. Such rights shall be reflected in the Incentive Agreement evidencing the participant's Incentive Award.

     Upon a Change in Control of the Company as defined in the Plan (a "Change in Control"), all outstanding Options become immediately exercisable. These provisions in the Incentive Plan providing for accelerated vesting upon a Change in Control could in some circumstances have the effect of an "antitakeover" defense because, as a result of these provisions, a Change in Control of the Company could be more difficult or costly. This, however, is not the Company's intention in adopting the Incentive Plan, as the purpose of the Plan is to attract and retain qualified individuals to contribute to the future success of the Company.

     An employee who is a participant in the Incentive Plan will not recognize any income at the time an ISO is granted, nor on the qualified exercise of an ISO. If a participant does not dispose of the shares acquired by exercise of an ISO within two years after the grant date of the ISO and one year after the exercise of the ISO, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. Such gain or loss equals the difference between the sum of the sales proceeds and the exercise price of the Common Stock sold. The Company is not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO. However, if the shares acquired upon the exercise of an ISO are disposed of at a gain prior to the above one-year and two-year holding periods and the fair market value of the shares at the time of exercise exceeds the exercise price, the exercise is not qualified and special rules apply that require the participant to recognize ordinary income (at least in part) at the time of such disposition. The Company is generally entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant from such disposition.

     Although the qualified exercise of an ISO will not produce ordinary taxable income to the participant, it will produce an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     An optionee will not recognize any income for federal income tax purposes at the time a NSO is granted, nor will the Company be entitled to a deduction at that time. However, when any part of a NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and the Company will generally recognize a corresponding tax deduction in the same amount at the same time.

     STOCK APPRECIATION RIGHTS (SARs). Upon exercise of a SAR, the holder thereof will receive a number of shares of the Common Stock or cash, or a combination thereof, as the Committee determines in the Incentive Agreement, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. A SAR may be granted in tandem with an Option or granted independently of an Option. The grant price per share of any SAR will be established by the Committee but must equal at least 100% of the fair market value of a share of Common Stock on the date the SAR is granted. The term of each SAR will be fixed by the Committee, but not extending beyond ten years from the date of grant. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Committee. The value of an SAR may be paid in cash, in shares of Common Stock, or in some combination, as determined by the Committee. The Committee, in its discretion, will establish a participant's right to exercise an SAR in the event the participant's employment is terminated, such rights to be reflected in the participant's Incentive Agreement. Upon a Change in Control of the Company, all outstanding SARs which have not vested will fully vest automatically.

     The exercise of a SAR will result in the recognition of ordinary income by the participant on the date of exercise in the amount of cash, and/or the fair market value on such date of the shares of Common Stock, acquired pursuant to the exercise. The Company will generally be entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the participant upon exercise of the SAR.The tax treatment of a SAR is the same whether the SAR is exercised in conjunction with an ISO or a NSO.

     RESTRICTED STOCK. A restricted stock award consists of a grant of Common Stock to a participant, which is subject to substantial risk of forfeiture and the transfer of which is subject to restrictions which lapse upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee. This period of restriction is established by the Committee at the time of grant. Unless otherwise designated by the Committee, during the period of restriction a shareholder of restricted shares will have all other rights of a shareholder, including the right to vote the shares and receive the dividends paid thereon. The Committee, in its discretion, will establish a participant's rights to receive restricted stock in the event the participant's employment is terminated prior to vesting, such rights to be reflected in the participant's Incentive Agreement. If vesting does not occur, shares of restricted stock are forfeited. Upon a Change in Control of the Company, all shares of restricted stock which have not vested or been forfeited will vest automatically.

     A participant will not recognize any income for federal tax purposes at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a tax deduction at that time. However, when either the transfer restriction or the forfeiture risk lapses, such as on vesting, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. A participant may file an appropriate election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of the issue date of the restricted stock (the "Election"), which results in the participant's receipt of deemed ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. However, if a participant files the Election and the restricted stock is subsequently forfeited, such participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the Election. Gain or loss (if any) from a disposition of restricted stock after the participant recognizes any ordinary income (whether by vesting or an Election) will generally constitute short- or long-term capital gain or loss. The Company will generally be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or an Election, in the same amount as the ordinary income recognized by the participant.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may be granted to eligible individuals at any time as determined by the Committee. The Committee will have discretion to establish the initial number and value of such units and shares, the performance period, and the other material terms of the units or shares as reflected in the participant's Incentive Agreement. The Committee will establish performance goals in its discretion which, depending on the level of performance achieved, will determine the number and/or value of performance units/shares earned. Where an award is intended to meet the requirements for the performance-based exception to the deductibility limit imposed by Section 162(m) of the Code, the performance goals will be based on the performance measures prescribed in regulations issued under Section 162(m). The value of a performance share or unit (whether or not vested) is paid immediately on the occurrence of a Change in Control of the Company.

     There are no tax consequences to the Company or the participant upon the grant of performance shares or units. Upon payout of the shares or units, the participant will recognize taxable ordinary income in the amount of the payout and the Company will receive a corresponding tax deduction in the same amount and at the same time.

     OTHER STOCK-BASED AWARDS. Other Stock-Based Awards, payable in Common Stock, may be granted by the Committee and may be payable at such times and subject to such conditions as the Committee determines, in its discretion, as reflected in the participant's Incentive Agreement. In order to enable the Company and the Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and to trends in executive compensation practices, the Incentive Plan also authorizes the Committee to grant other stock-based awards to individuals eligible to participate in the Incentive Plan. Other stock-based awards will consist of awards that are valued in whole or in part by reference to, or otherwise based on, the Company's Common Stock. Subject to the terms of the Incentive Plan, the Committee may determine any terms and conditions of other stock-based awards. Payment or settlement of other stock-based awards will be in cash or in shares of the Company's Common Stock or in any combination thereof as the Committee determines in its discretion.

     Generally, a participant will not realize any income upon the grant of other stock-based awards. Upon the payment of other stock-based awards, a participant will realize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time. However, if any such shares are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing an Election (as described under "Restricted Stock" above). The amount of the participant's ordinary taxable income and the Company's deduction will generally be the fair market value of the shares at the time the restrictions lapse.

     SUPPLEMENTAL TAX BONUSES. The Committee may grant, in connection with a grant of an Incentive Award, a supplemental tax bonus, payable when the participant is required to recognize ordinary income for federal income tax purposes with respect to such Incentive Award. Receipt of any such bonus will result in ordinary income to the participant and generally a corresponding tax deduction to the Company at the same time and for the same amount.

     OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon Restricted Stock or other Incentive Awards in connection with a Change in Control of the Company, certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the recipient participant, constitute "excess parachute payments" under the golden parachute provisions of Section 280G of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payment" (as defined in Section 280G of the Code) and the Company will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

     Taxable compensation earned by certain named executive officers subject to
Section 162(m) of the Code in respect of Options, Restricted Stock, performance shares or units, or other applicable Incentive Awards is intended to constitute qualified "performance-based compensation". The Company should, therefore, be entitled to a tax deduction for compensation paid in the same amount as ordinary income is recognized by the officer without any reduction under the limitations of Section 162(m) on deductible compensation paid to such officers.

     The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code. The effect of any state or local taxes is not addressed.

     INCENTIVE AWARDS NONTRANSFERABLE. No Incentive Award may be assigned, transferred, pledged, or otherwise encumbered by a participant, other than by will or by the laws of descent and distribution. An Incentive Award may be exercised during the Participants lifetime only by the participant or the participant's legal representative.

     AMENDMENT AND TERMINATION. The Company's board of directors may amend or terminate the Incentive Plan at any time, except that the Incentive Plan may not be modified or amended, without shareholder approval, if such amendment would
(i) increase the number of shares of Common Stock which may be issued thereunder, except in connection with a recapitalization or reclassification of the Common Stock, (ii) amend the eligibility requirements for individuals to participate in the Incentive Plan, (iii) increase the maximum limits on Incentive Awards that may be issued to certain named executive officers pursuant to Section 162(m) of the Code, (iv) extend the term of the Incentive Plan, or
(v) decrease the authority granted to the Committee under the Incentive Plan in contravention of Rule 16b-3 under the Exchange Act. No termination or amendment of the Incentive Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a participant without his consent.

REQUIRED AFFIRMATIVE VOTE AND RECOMMENDATION

     The affirmative vote of the holders of a majority of the shares of Common Stock (including shares of Common Stock resulting from the deemed conversion of the Series B-2 Preferred Stock) entitled to vote at the meeting, represented in person or by proxy, is required to approve the adoption of the Incentive Plan. By affording key management employees, directors and consultants of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company, and by thus encouraging such individuals to become owners of the Company's Common Stock, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INCENTIVE PLAN.

OTHER MATTERS

     The annual report to stockholders covering the year ended December 31, 1996 either has been mailed to each stockholder entitled to vote at the annual meeting or accompanies this proxy statement.

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of stockholders is required to submit such proposal to the Company on or before March 15, 1998.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                          By Order of the Board of Directors,
                                          F. CLAYTON CHAMBERS,
                                          SECRETARY

August 25, 1997

                              FRONT SIDE OF PROXY

                                        BRAZOS SPORTSWEAR, INC.

                         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 16, 1997

       PROXY                The undersigned hereby appoints J. Ford Taylor or F.
        FOR             Clayton Chambers, or either of them, each with power of
       ANNUAL           substitution, attorneys and proxies of the undersigned
      MEETING           to vote all shares of common stock or Series B-2
         OF             Preferred Stock of Brazos Sportswear, Inc. ("Company")
    STOCKHOLDERS        which the undersigned is entitled to vote at the annual
 SEPTEMBER 16, 1997     meeting of stockholders to be held on September 16, 1997
                        at the offices of Equus II Incorporated, 2929 Allen
                        Parkway, Suite 2500, Houston, Texas 77019 at 10:00 a.m.,
                        Houston time, and at any adjournments.

1. [ ] FOR the election (except as indicated below) as directors of Randall B. Hale, J. Ford Taylor, Nolan Lehmann, F. Clayton Chambers, Alan B. Elenson and Michael S. Chadwick.

INSTRUCTION: TO WITHHOLD TO VOTE FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME
             BELOW:

--------------------------------------------------------------------------------

     [ ]  WITHHOLD authority to vote for all nominees listed above.

2.   Proposal to adopt the Charter Amendment.

          [ ] FOR        [ ] AGAINST       [ ]  ABSTAIN

3.   Proposal to adopt the 1997 Incentive Plan.

          [ ] FOR        [ ] AGAINST       [ ]  ABSTAIN

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
--------------------------------------------------------------------------------
                               BACK SIDE OF PROXY

4. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) as properly come before the meeting and any adjournment.

     As described in the Notice of Annual Meeting of Stockholders, receipt of which is hereby acknowledged.

     This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, it will be voted "FOR" Proposals 1, 2 and 3.

                                           Dated this ______ day of _____ , 1997

                                           -------------------------------------

                                           -------------------------------------
                                                 Signature(s) of Stockholder

                                              Please sign exactly as your name
                                              appears on your stock certificate.
                                              When signing as executor,
                                              administrator, trustee or other
                                              representative, please give your
                                              full title. All joint owners
                                              should sign.

 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY.

                                                                      APPENDIX A
                                                              TO PROXY STATEMENT

                            BRAZOS SPORTSWEAR, INC.
                              1997 INCENTIVE PLAN

           AS AN AMENDMENT AND RESTATEMENT OF THE BSI HOLDINGS, INC.
               1995 INCENTIVE PLAN AND THE SUN SPORTSWEAR, INC.
                       1989 EMPLOYEE STOCK OPTION PLAN,

                            EFFECTIVE JULY 2, 1997

                               TABLE OF CONTENTS

                                                                          PAGE

SECTION 1.

      GENERAL PROVISIONS RELATING TO
      PLAN GOVERNANCE, COVERAGE AND BENEFITS.................................1
      1.1   Amendment and Restatement........................................1
      1.2   Purpose..........................................................1
      1.3   Definitions......................................................2
            (a)   Appreciation...............................................2
            (b)   Authorized Officer.........................................2
            (c)   Board......................................................2
            (d)   Cause......................................................2
            (e)   Change in Control..........................................2
            (f)   Code.......................................................3
            (g)   Committee..................................................3
            (h)   Common Stock...............................................3
            (i)   Company....................................................3
            (j)   Consultant.................................................3
            (k)   Covered Employee...........................................4
            (l)   Deferred Stock.............................................4
            (m)   Disability.................................................4
            (n)   Employee...................................................4
            (o)   Employment.................................................4
            (p)   Exchange Act...............................................5
            (q)   Fair Market Value..........................................5
            (r)   Grantee....................................................5
            (s)   Incentive Award............................................5
            (t)   Incentive Agreement........................................5
            (u)   Incentive Stock Option.....................................5
            (v)   Independent SAR............................................6
            (w)   Insider....................................................6
            (x)   Nonstatutory Stock Option..................................6
            (y)   Option Price...............................................6
            (z)   Other Stock-Based Award....................................6
            (aa)  Outside Director...........................................6
            (bb)  Parent.....................................................6
            (cc)  Performance-Based Exception................................6
            (dd)  Performance Period.........................................6
            (ee)  Performance Share or Performance Unit......................6
            (ff)  Plan.......................................................6
            (gg)  Restricted Stock...........................................6
            (hh)  Restricted Stock Award.....................................7

            (ii)  Restriction Period.........................................7
            (jj)  Retirement.................................................7
            (kk)  Share......................................................7
            (ll)  Share Pool.................................................7
            (mm)  Spread.....................................................7
            (nn)  Stock Appreciation Right or SAR............................7
            (oo)  Stock Option or Option.....................................7
            (pp)  Subsidiary.................................................7
            (qq)  Supplemental Payment.......................................7
            (rr)  Tandem SAR.................................................7
      1.4   Plan Administration..............................................8
            (a)   Authority of the Committee.................................8
            (b)   Meetings...................................................8
            (c)   Decisions Binding..........................................8
            (d)   Modification of Outstanding Incentive Awards...............8
            (e)   Delegation of Authority....................................9
            (f)   Expenses of Committee......................................9
            (g)   Surrender of Previous Incentive Awards.....................9
            (h)   Indemnification............................................9
      1.5   Shares of Common Stock Available for Incentive Awards............9
      1.6   Share Pool Adjustments for Awards and Payouts...................11
      1.7   Common Stock Available.  .......................................11
      1.8   Participation...................................................11
            (a)   Eligibility...............................................11
            (b)   Incentive Stock Option Eligibility........................12
      1.9   Types of Incentive Awards.......................................12

SECTION 2.

      STOCK OPTIONS AND STOCK APPRECIATION RIGHTS...........................12
      2.1   Grant of Stock Options..........................................12
      2.2   Stock Option Terms..............................................13
            (a)   Written Agreement.........................................13
            (b)   Number of Shares..........................................13
            (c)   Exercise Price............................................13
            (d)   Term......................................................13
            (e)   Exercise..................................................13
            (f)   Incentive Stock Options...................................13
      2.3   Stock Option Exercises..........................................14
            (a)   Method of Exercise and Payment............................14
            (b)   Restrictions on Share Transferability.....................15
            (c)   Notification with respect to Incentive Stock Options......15
            (d)   Proceeds of Option Exercise...............................15
      2.4   Stock Appreciation Rights in Tandem with Nonstatutory Stock
            Options.........................................................15
            (a)   Grant.....................................................15

            (b)   General Provisions........................................15
            (c)   Exercise..................................................15
            (d)   Settlement................................................16
      2.5   Stock Appreciation Rights Independent of Nonstatutory Stock
            Options.........................................................16
            (a)   Grant.....................................................16
            (b)   General Provisions........................................16
            (c)   Exercise..................................................16
            (d)   Settlement................................................16
      2.6   Reload Options..................................................16
      2.7   Supplemental Payment on Exercise of Nonstatutory Stock Options
            or Stock Appreciation Rights....................................17

SECTION 3.

      RESTRICTED STOCK......................................................17
      3.1   Award of Restricted Stock.......................................17
            (a)   Grant.....................................................17
            (b)   Immediate Transfer Without Immediate Delivery of
                  Restricted Stock..........................................17
      3.2   Restrictions....................................................18
            (a)   Forfeiture of Restricted Stock............................18
            (b)   Issuance of Certificates..................................18
            (c)   Removal of Restrictions...................................19
      3.3   Delivery of Shares of Common Stock..............................19
      3.4   Supplemental Payment on Vesting of Restricted Stock.............19

SECTION 4.

      PERFORMANCE UNITS AND PERFORMANCE SHARES..............................20
      4.1   Performance Based Awards........................................20
            (a)   Grant.....................................................20
            (b)   Performance Criteria......................................20
            (c)   Modification..............................................20
            (d)   Payment...................................................20
            (e)   Special Rule for Covered Employees........................21
      4.2   Supplemental Payment on Vesting of Performance Units or
            Performance Shares..............................................21

SECTION 5.

      OTHER STOCK-BASED AWARDS..............................................21
      5.1   Grant of Other Stock-Based Awards...............................21
      5.2   Other Stock-Based Award Terms...................................22
            (a)   Written Agreement.........................................22
            (b)   Purchase Price............................................22
            (c)   Performance Criteria and Other Terms......................22

            (d)   Payment...................................................22
            (e)   Dividends.................................................22

SECTION 6.

      PROVISIONS RELATING TO PLAN PARTICIPATION.............................23
      6.1   Plan Conditions.................................................23
            (a)   Incentive Agreement.......................................23
            (b)   No Right to Employment....................................23
            (c)   Securities Requirements...................................23
      6.2   Transferability.................................................24
            (a)   Non-Transferable Awards and Options.......................24
            (b)   Ability to Exercise Rights................................24
      6.3   Rights as a Stockholder.........................................24
            (a)   No Stockholder Rights.....................................24
            (b)   Representation of Ownership...............................24
      6.4   Listing and Registration of Shares of Common Stock..............24
      6.5   Change in Stock and Adjustments.................................25
            (a)   Changes in Law or Circumstances...........................25
            (b)   Exercise of Corporate Powers..............................25
            (c)   Recapitalization of the Company...........................25
            (d)   Reorganization of the Company.............................26
            (e)   Issue of Common Stock by the Company......................26
      6.6   Termination of Employment, Death, Disability and Retirement.....26
            (a)   Termination of Employment.................................26
            (b)   Termination of Employment for Cause.......................27
            (c)   Retirement................................................27
            (d)   Disability or Death.......................................27
            (e)   Continuation..............................................28
      6.7   Change in Control...............................................28
      6.8   Exchange of Incentive Awards....................................30
      6.9   Financing.......................................................30

SECTION 7.

      GENERAL...............................................................30
      7.1   Effective Date and Grant Period.................................30
      7.2   Funding and Liability of Company................................30
      7.3   Withholding Taxes...............................................31
            (a)   Tax Withholding...........................................31
            (b)   Share Withholding.........................................31
            (c)   Incentive Stock Options...................................31
            (d)   Loans.....................................................31
      7.4   No Guarantee of Tax Consequences................................32
      7.5   Designation of Beneficiary by Participant.......................32

      7.6   Deferrals.......................................................32
      7.7   Amendment and Termination.......................................32
      7.8   Requirements of Law.............................................33
      7.9   Rule 16b-3 Securities Law Compliance............................33
      7.10  Compliance with Code Section 162(m).............................33
      7.11  Successors......................................................33
      7.12  Miscellaneous Provisions........................................34
      7.13  Severability....................................................34
      7.14  Gender, Tense and Headings......................................34
      7.15  Governing Law...................................................34

                            BRAZOS SPORTSWEAR, INC.
                              1997 INCENTIVE PLAN

                                  SECTION 1.

                        GENERAL PROVISIONS RELATING TO
                    PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1   AMENDMENT AND RESTATEMENT

      BSI Holdings, Inc. adopted and approved the BSI Holdings, Inc.1995 Stock Incentive Plan (the "BSI Plan"). Effective March 14, 1997, BSI Holdings, Inc. amended the BSI Plan to allow the assumption of the outstanding stock options under the BSI Plan, under the Sun Sportswear, Inc. 1989 Employee Stock Option Plan (the "Sun Plan"), pursuant to the terms of that certain Plan and Agreement of Merger dated November 13, 1996, as amended, between BSI Holdings, Inc. and Sun Sportswear, Inc. (the "Merger Agreement"). On March 14, 1997, BSI Holdings, Inc. merged with Sun and subsequently reincorporated as Brazos Sportswear, Inc., a Delaware corporation (the "Company"). The Company now desires to adopt this Brazos Sportswear, Inc. 1997 Incentive Plan (the "Plan") as an amendment and restatement, in their entireties, of the BSI Plan and the Sun Plan, effective as of July 2, 1997. All stock options previously granted under the BSI Plan and the Sun Plan shall be assumed and continued for all purposes under this Plan.

1.2   PURPOSE

      The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and to increase stockholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's stockholders,
(d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

      The Plan provides for payment of various forms of incentive compensation and, therefore, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

      Subject to approval by the Company's stockholders pursuant to SECTION 7.1, the Plan shall become effective as of July 2, 1997 (the "EFFECTIVE DATE"). The Plan, as an amendment and restatement of the BSI Plan and the Sun Plan, shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to SECTION 7.13, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date. Any Incentive Award granted prior to the Effective Date will be subject to the subsequent receipt of stockholder approval of the Plan.

1.3   DEFINITIONS

      The following terms shall have the meanings set forth below:

            (a) APPRECIATION. The difference between the option exercise price per share of the Nonstatutory Stock Option to which a Tandem SAR relates and the Fair Market Value of a share of Common Stock on the date of exercise of the Tandem SAR.

            (b) AUTHORIZED OFFICER. The Chairman of the Board or the Chief Executive Officer of the Company or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

            (c)   BOARD.  The Board of Directors of the Company.

            (d) CAUSE. When used in connection with the termination of a Grantee's Employment, shall mean the termination of the Grantee's Employment by the Company by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Grantee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Grantee; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company; or
      (vii) the knowing and intentional engagement in any activity which would constitute a material violation of the provisions of the Company's policies and procedures manual, if any, then in effect.

            (e) CHANGE IN CONTROL. Any of the events described in and subject to
      SECTION 6.7.

            (f) CODE. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

            (g) COMMITTEE. A committee appointed by the Board consisting of not less than two directors who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. Without limitation, the Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous sentence. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

            Notwithstanding the preceding paragraph of this definition, the term "Committee" as used in the Plan may also, as to any given Incentive Award, refer to the Board to the extent that the Board, in its discretion, elects to grant the Incentive Award including, without limitation, the grant of an Incentive Award to an Outside Director who is a member of the Committee. In the case of such a grant by the Board, the Board shall have all the powers and responsibilities of the Committee hereunder as to the Incentive Award so granted, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion). If and when the Board exercises its authority to act in the capacity as the Committee hereunder, it shall so designate in writing with respect to any action that it undertakes in its designated capacity as the Committee. The Board shall not act in the capacity as the Committee hereunder with respect to any particular action under the Plan to the extent that doing so would cause an Employee to fail to qualify for an exemption from liability under Section 16(b) of the Exchange Act, violate the rules of any stock exchange on which the Common Stock is then listed or traded, or result in the non-deductibility of compensation pursuant to
      Section 162(m) of the Code.

            (h) COMMON STOCK. The common stock of the Company, $.001 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

            (i) COMPANY. Brazos Sportswear, Inc., a corporation organized under the laws of the State of Delaware, and any successor in interest thereto.

            (j) CONSULTANT. An independent agent, consultant, attorney or other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

            (k) COVERED EMPLOYEE. A named executive officer who is one of the group of covered employees as defined in Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(c) (or its successor).

            (l) DEFERRED STOCK. Shares of Common Stock to be issued or transferred to a Grantee under an Other Stock-Based Award granted pursuant to SECTION 5 at the end of a specified deferral period, as set forth in the Incentive Agreement pertaining thereto.

            (m) DISABILITY. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

            (n) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

            (o) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active Employment granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute or agreement.

            Unless otherwise provided in the Incentive Agreement, the term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary) as well as membership on the Board by an Outside Director.

            (p) EXCHANGE ACT.  The Securities Exchange Act of 1934, as amended.

            (q) FAIR MARKET VALUE. The fair market value of one share of Common Stock on the date in question, which is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

            If the Common Stock is not traded in accordance with clauses (i),
      (ii) or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith. In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

            (r) GRANTEE. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

            (s) INCENTIVE AWARD. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Reload Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Performance Share, or Other Stock-Based Award, as well as any Supplemental Payment.

            (t) INCENTIVE AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in SECTION 6.1(A).

            (u) INCENTIVE STOCK OPTION. A Stock Option granted by the Committee to an Employee under SECTION 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

            (v) INDEPENDENT SAR. A Stock Appreciation Right described in SECTION 2.5.

            (w) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

            (x) NONSTATUTORY STOCK OPTION. A Stock Option granted by the Committee to a Grantee under SECTION 2 which is not designated by the Committee as an Incentive Stock Option.

            (y) OPTION PRICE. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

            (z) OTHER STOCK-BASED AWARD. An award granted by the Committee to a Grantee under SECTION 5.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

            (aa) OUTSIDE DIRECTOR. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Parent or Subsidiary.

            (bb) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in Section 424(e) of the Code.

            (cc) PERFORMANCE-BASED EXCEPTION. The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code ss. 162(m) and Treasury Regulation ss. 1.162-27(e) (or its successor).

            (dd) PERFORMANCE PERIOD. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee's right to and the payment value of any Performance Unit, Performance Share or Other Stock-Based Award.

            (ee) PERFORMANCE SHARE OR PERFORMANCE UNIT. An Incentive Award representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock) at the end of a Performance Period and which, in the case of Performance Shares, is denominated in Common Stock, and, in the case of Performance Units, is denominated in cash values.

            (ff) PLAN. The Brazos Sportswear, Inc.1997 Incentive Plan as set forth herein and as it may be amended from time to time.

            (gg) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee pursuant to SECTION 3.

            (hh) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

            (ii) RESTRICTION PERIOD. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

            (jj) RETIREMENT. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated by the Committee in the Employee's Incentive Agreement..

            (kk)  SHARE.  A share of the Common Stock of the Company.

            (ll) SHARE POOL. The number of shares authorized for issuance under
      SECTION 1.4, as adjusted for awards and payouts under SECTION 1.5 and as adjusted for changes in corporate capitalization under SECTION 6.5.

            (mm) SPREAD. The difference between the exercise price per Share specified in any Independent SAR grant and the Fair Market Value of a Share on the date of exercise of the Independent SAR.

            (nn) STOCK APPRECIATION RIGHT OR SAR. A Tandem SAR described in
      SECTION 2.4 or an Independent SAR described in SECTION 2.5.

            (oo) STOCK OPTION OR OPTION. Pursuant to SECTION 2, (i) an Incentive Stock Option granted to an Employee, or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder the Grantee has the right to purchase Shares of Common Stock. In accordance with Section 422 of the Code, no Consultant or Outside Director shall be granted an Incentive Stock Option.

            (pp) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

            (qq) SUPPLEMENTAL PAYMENT. Any amount, as described in SECTIONS 2.7, 3.5, 4.2 AND/OR 5.2, dedicated to payment of income taxes that are payable by the Grantee on an Incentive Award.

            (rr) TANDEM SAR. A Stock Appreciation Right that is granted in connection with a related Stock Option pursuant to SECTION 2.4, the exercise of which shall require forfeiture of the right to purchase a Share under the related Stock Option (and when a Share is purchased under the Stock Option, the Tandem SAR shall similarly be canceled).

1.4   PLAN ADMINISTRATION

            (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to
      (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

            (b) MEETINGS. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

            (c) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

            (d) MODIFICATION OF OUTSTANDING INCENTIVE AWARDS. Subject to the stockholder approval requirements of SECTION 7.7 if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. The Committee may grant an Incentive Award to an individual who it expects to become an Employee within the next six months, with such Incentive Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee in its discretion.

            (e) DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that the Committee may not delegate to any person the authority to grant Incentive Awards to, or take other action with respect to, Grantees who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

            (f) EXPENSES OF COMMITTEE. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

            (g) SURRENDER OF PREVIOUS INCENTIVE AWARDS. The Committee may, in its absolute discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in SECTION
      1.4 until such time as such previous Incentive Awards are surrendered and cancelled.

            (h) INDEMNIFICATION. Each person who is or was a member of the Committee, or of the Board, shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.5   SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

      Subject to adjustment under SECTION 6.5, there shall be available for Incentive Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of the greater of (a) 750,000 Shares of Common Stock and (b) 12.5% of the number of Shares of Common Stock issued and outstanding on the last day of each calendar quarter. No more than 750,000 Shares of Common Stock shall be available for Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

      Unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

            (a) Subject to adjustment as provided in SECTION 6.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be two million (2,000,000) Shares.

            (b) The maximum aggregate cash payout (including SARs, Performance Units and Performance Shares paid out in cash, or Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be five million dollars ($5,000,000).

            (c) With respect to any Stock Option or Stock Appreciation Right granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option or Stock Appreciation Right shall continue to count against the maximum number of Shares that may be the subject of Stock Options or Stock Appreciation Rights granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

            (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.6   SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

      The following Incentive Awards and payouts shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

            (a)   Stock Option;

            (b)   SAR (except a Tandem SAR);

            (c)   Restricted Stock;

            (d)   A payout of a Performance Share in Shares;

            (e)   A payout of a Performance Unit in Shares; and

            (f)   A payout of an Other Stock-Based Award in Shares.

      The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

            (a) A Payout of an SAR, Tandem SAR, Restricted Stock Award, or Other Stock-Based Award in the form of cash;

            (b) A cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Stock Option, or the termination of a related Stock Option upon exercise of the corresponding Tandem SAR) of any Shares subject to an Incentive Award; and

            (c) Payment of an Option Price with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the Option Price).

1.7   COMMON STOCK AVAILABLE.

      The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (i) held in the treasury of the Company, (ii) authorized but unissued shares, or (iii) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.8   PARTICIPATION

            (a) ELIGIBILITY. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

            (b) INCENTIVE STOCK OPTION ELIGIBILITY. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. In addition, no Employee shall be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Employee's percentage ownership in the Company or any Parent or Subsidiary. This paragraph shall be construed consistent with the requirements of Section 422 of the Code.

1.9   TYPES OF INCENTIVE AWARDS

      The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights and Supplemental Payments as described in SECTION 2, Restricted Stock and Supplemental Payments as described in SECTION 3, Performance Units, Performance Shares and Supplemental Payments as described in
SECTION 4, Other Stock-Based Awards and Supplemental Payments as described in
SECTION 5, or any combination of the foregoing.

                                  SECTION 2.

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1   GRANT OF STOCK OPTIONS

      The Committee is authorized to grant Stock Options to Employees, Consultants and/or Outside Directors in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion. Successive grants may be made to the same Grantee whether or not any Stock Option previously granted to such person remains unexercised.

2.2   STOCK OPTION TERMS

            (a) WRITTEN AGREEMENT. Each grant of an Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee's Employment. Such provisions shall be determined in the discretion of the Committee, shall be included in the Grantee's Incentive Agreement, need not be uniform among all Stock Options issued pursuant to the Plan.

            (b) NUMBER OF SHARES. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

            (c) EXERCISE PRICE. The exercise price per Share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Incentive Stock Option is granted. To the extent that the Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than 100% of the Fair Market Value per Share on the date the Stock Option is granted. Each Stock Option shall specify the method of exercise which shall be consistent with the requirements of SECTION 2.3(A).

            (d) TERM. The Committee shall fix the term of each Stock Option which shall be not more than ten (10) years from the date of grant. In the event no term is fixed, such term shall be ten (10) years from the date of grant.

            (e) EXERCISE. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable. Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated performance objectives, may specify a minimum level of achievement in respect of the specified performance objectives below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the performance objectives. All such terms and conditions shall be set forth in the Incentive Agreement.

            (f) INCENTIVE STOCK OPTIONS. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any single calendar year (under the Plan and any other stock option plans of the Company and its Subsidiaries or Parent) exceeds the sum of $100,000, such Incentive Stock Option shall be treated as a

      Nonstatutory Stock Option, and not an Incentive Stock Option, but all other terms and provisions of such Stock Option shall remain unchanged. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they are granted.

2.3   STOCK OPTION EXERCISES

            (a) METHOD OF EXERCISE AND PAYMENT. Stock Options shall be exercised by the delivery of a signed written notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

            The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) subject to prior approval by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered by an Insider, if applicable, must have been held by the Insider for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) subject to prior approval by the Committee, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee, by a combination of (i), (ii), and (iii) above. Any payment in Shares of Common Stock shall be effected by the delivery of such Shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary shall require from time to time.

            The Committee also may allow (i) "cashless exercise" as permitted under Federal Reserve Board's Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law.

            As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Share certificates for the number of Shares purchased under the Stock Option. Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Grantee or other appropriate recipient.

            During the lifetime of a Grantee, each Option granted to him shall be exercisable only by the Grantee or a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this
      SECTION 2.3(A). No Option shall be assignable or transferable by Grantee otherwise than by will or by the laws of descent and distribution.

            (b) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any buy/sell agreement or right of first refusal,
      (ii) any applicable federal securities laws, (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or (iv) any blue sky or state securities law applicable to such Shares.

            (c) NOTIFICATION WITH RESPECT TO INCENTIVE STOCK OPTIONS. Notwithstanding any other provision of the Plan, a Grantee who disposes of Shares of Common Stock acquired upon the exercise of an Incentive Stock Option by a sale or exchange either (i) within two (2) years after the date of the grant of the Incentive Stock Option under which the Shares were acquired or (ii) within one (1) year after the transfer of such Shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and his adjusted basis in such Shares.

            (d) PROCEEDS OF OPTION EXERCISE. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4   STOCK APPRECIATION RIGHTS IN TANDEM WITH NONSTATUTORY STOCK OPTIONS

            (a) GRANT. The Committee may, at the time of grant of a Nonstatutory Stock Option, or at any time thereafter during the term of the Nonstatutory Stock Option, grant Stock Appreciation Rights with respect to all or any portion of the Shares of Common Stock covered by such Nonstatutory Stock Option. A Stock Appreciation Right in tandem with a Nonstatutory Stock Option is referred to herein as a "TANDEM SAR."

            (b) GENERAL PROVISIONS. The terms and conditions of each Tandem SAR shall be evidenced by an Incentive Agreement. The Option Price per Share of a Tandem SAR shall be fixed in the Incentive Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of the Nonstatutory Stock Option to which it relates.

            (c) EXERCISE. A Tandem SAR may be exercised at any time the Nonstatutory Stock Option to which it relates is then exercisable, but only to the extent such Nonstatutory Stock Option is exercisable, and shall otherwise be subject to the conditions applicable to such Nonstatutory Stock Option. When a Tandem SAR is exercised, the Nonstatutory Stock Option to which it relates shall terminate to the extent of the number of Shares with respect to which the Tandem SAR is exercised. Similarly, when a Nonstatutory Stock Option is exercised, the Tandem SARs relating to the Shares covered by such Nonstatutory Stock Option exercise shall terminate. Any Tandem SAR which is outstanding on the last day of the term of the related Nonstatutory Stock Option shall be automatically exercised on such date for cash, without the need for any action by the Grantee, to the extent of any Appreciation.

            (d) SETTLEMENT. Upon exercise of a Tandem SAR, the holder shall receive, for each Share with respect to which the Tandem SAR is exercised, an amount equal to the Appreciation. The Appreciation shall be payable in cash, Common Stock, or a combination of both, as specified in the Incentive Agreement (or in the discretion of the Committee if not so specified). The Appreciation shall be paid within 30 calendar days of the exercise of the Tandem SAR. The number of Shares of Common Stock which shall be issuable upon exercise of a Tandem SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Tandem SAR is exercised multiplied by the Appreciation in such shares and
      (2) is the Fair Market Value of a Share on the exercise date.

2.5   STOCK APPRECIATION RIGHTS INDEPENDENT OF NONSTATUTORY STOCK OPTIONS

            (a) GRANT. The Committee may grant Stock Appreciation Rights independent of Nonstatutory Stock Options ("INDEPENDENT SARS").

            (b) GENERAL PROVISIONS. The terms and conditions of each Independent SAR shall be evidenced by an Incentive Agreement. The exercise price per share of Common Stock shall be not less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant of the Independent SAR. The term of an Independent SAR shall be determined by the Committee.

            (c) EXERCISE. Independent SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the Independent SAR grant.

            (d) SETTLEMENT. Upon exercise of an Independent SAR, the holder shall receive, for each Share specified in the Independent SAR grant, an amount equal to the Spread. The Spread shall be payable in cash, Common Stock, or a combination of both, in the discretion of the Committee or as specified in the Incentive Agreement. The Spread shall be paid within 30 calendar days of the exercise of the Independent SAR. The number of Shares of Common Stock which shall be issuable upon exercise of an Independent SAR shall be determined by dividing (1) by (2), where (1) is the number of Shares as to which the Independent SAR is exercised multiplied by the Spread in such Shares and (2) is the Fair Market Value of a Share on the exercise date.

2.6   RELOAD OPTIONS

      At the discretion of the Committee, the Grantee may be granted under an Incentive Agreement, replacement Stock Options that permit the Grantee to purchase an additional number of Shares equal to the number of previously owned Shares surrendered by the Grantee to pay all or a portion of the Option Price upon exercise of his Stock Options.

2.7 SUPPLEMENTAL PAYMENT ON EXERCISE OF NONSTATUTORY STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

      The Committee, either at the time of grant or as of the time of exercise of any Nonstatutory Stock Option or Stock Appreciation Right, may provide in the Incentive Agreement for a Supplemental Payment by the Company to the Grantee with respect to the exercise of any Nonstatutory Stock Option or Stock Appreciation Right. The Supplemental Payment shall be in the amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the exercise of the Nonstatutory Stock Option and/or Stock Appreciation Right and the receipt of the Supplemental Payment, assuming the holder is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.


                                  SECTION 3.

                               RESTRICTED STOCK

3.1   AWARD OF RESTRICTED STOCK

            (a) GRANT. In consideration of the performance of Employment by any Grantee who is an Employee, Consultant or Outside Director, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement.

            (b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Unless otherwise specified in the Grantee's Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultant or Outside Director, as applicable, entitling such Grantee to all voting and other ownership rights in such Shares.

            As specified in the Incentive Agreement, a Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a "substantial risk of forfeiture" (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Incentive Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

            Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the particular Grantee's Incentive Agreement. The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

3.2   RESTRICTIONS

            (a) FORFEITURE OF RESTRICTED STOCK. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a "substantial risk of forfeiture" (as defined in Code Section 83), or a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee's Incentive Agreement.

            (b) ISSUANCE OF CERTIFICATES. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend:

            THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BRAZOS SPORTSWEAR, INC. 1997 INCENTIVE PLAN AND AN INCENTIVE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND BRAZOS SPORTSWEAR, INC. A COPY OF THE PLAN AND INCENTIVE AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF BRAZOS SPORTSWEAR, INC.

      Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock until such Shares vest pursuant to the terms of the Incentive Agreement.

            (c) REMOVAL OF RESTRICTIONS. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

3.3   DELIVERY OF SHARES OF COMMON STOCK

      Subject to withholding taxes under SECTION 7.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

3.4   SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

      The Committee, either at the time of grant or vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                  SECTION 4.

                   PERFORMANCE UNITS AND PERFORMANCE SHARES

4.1   PERFORMANCE BASED AWARDS

            (a) GRANT. The Committee is authorized to grant Performance Units and Performance Shares to selected Grantees who are Employees or Consultants. Each grant of Performance Units and/or Performance Shares shall be evidenced by an Incentive Agreement in such amounts and upon such terms as shall be determined by the Committee. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Units or Performance Shares and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met.

            (b) PERFORMANCE CRITERIA. At the beginning of each Performance Period, the Committee shall (i) establish for such Performance Period specific financial or non-financial performance objectives that the Committee believes are relevant to the Company's business objectives; (ii) determine the value of a Performance Unit or the number of Shares under a Performance Share grant relative to performance objectives; and (iii) notify each Grantee in writing of the established performance objectives and, if applicable, the minimum, target, and maximum value of Performance Units or Performance Shares for such Performance Period.

            (c) MODIFICATION. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company's objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance measures and objectives to the extent it considers to be necessary. The Committee shall determine whether any such modification would cause the Performance Unit or Performance Share to fail to qualify for the Performance-Based Exception.

            (d) PAYMENT. The basis for payment of Performance Units or Performance Shares for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period as specified in the Grantee's Incentive Agreement. If minimum performance is not achieved for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share may be based on the degree to which actual performance exceeded the preestablished minimum performance standards. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period times the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Committee as specified in the Incentive Agreement, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable Performance Period.

            (e) SPECIAL RULE FOR COVERED EMPLOYEES. The Committee may establish performance goals applicable to Performance Units or Performance Shares awarded to Covered Employees in such a manner as shall permit payments with respect thereto to qualify for the Performance-Based Exception. If a Performance Unit or Performance Share granted to a Covered Employee is intended to comply with the Performance-Based Exception, the Committee in establishing performance goals shall be guided by Treasury Regulation ss. 1.162-27(e)(2) (or its successor).

4.2   SUPPLEMENTAL PAYMENT ON VESTING OF PERFORMANCE UNITS OR PERFORMANCE SHARES

      The Committee, either at the time of grant or at the time of vesting of Performance Units or Performance Shares, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of such Performance Units or Performance Shares and receipt of the Supplemental Payment, assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto or at a lower tax rate as seemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                  SECTION 5.

                           OTHER STOCK-BASED AWARDS

5.1   GRANT OF OTHER STOCK-BASED AWARDS

      Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, Shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards include, without limitation, Deferred Stock, purchase rights, Shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other

Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

5.2   OTHER STOCK-BASED AWARD TERMS

            (a) WRITTEN AGREEMENT. The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Incentive Agreement.

            (b) PURCHASE PRICE. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) in the case of an Other Stock-Based Award in the nature of a purchase right, consideration (other than services rendered or to be rendered) at least equal to 50% of the Fair Market Value of the Shares covered by such grant on the date of grant.

            (c) PERFORMANCE CRITERIA AND OTHER TERMS. In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. All terms and conditions of Other Stock-Based Awards shall be determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide for a Supplemental Payment similar to such payment as described in SECTION 4.2.

            (d) PAYMENT. Other Stock-Based Awards may be paid in Shares of Common Stock or other consideration related to such Shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Incentive Agreement.

            (e) DIVIDENDS. The Grantee of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Shares covered by the Other Stock-Based Award, as determined by the Committee and set forth in the Incentive Agreement. The Committee may also provide in the Incentive Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock.

                                  SECTION 6.

                   PROVISIONS RELATING TO PLAN PARTICIPATION

6.1   PLAN CONDITIONS

            (a) INCENTIVE AGREEMENT. Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee. The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

            (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

            (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares of Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

6.2   TRANSFERABILITY

            (a) NON-TRANSFERABLE AWARDS AND OPTIONS. No Incentive Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge, lien, assignment or charge of any nature.

            No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this SECTION 6.2(A) shall be void and ineffective.

            (b) ABILITY TO EXERCISE RIGHTS. Subject to a beneficiary designation pursuant to SECTION 7.5, only the Grantee (or his legal guardian in the event of Grantee's Disability), or in the event of his death, his estate, may exercise Stock Options, receive cash payments and deliveries of Shares, and otherwise assume the rights of the Grantee.

6.3   RIGHTS AS A STOCKHOLDER

            (a) NO STOCKHOLDER RIGHTS. Except as otherwise provided in SECTION 3.1(B) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

            (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

6.4   LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

      The exercise of any Incentive Award granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

6.5   CHANGE IN STOCK AND ADJUSTMENTS

            (a) CHANGES IN LAW OR CIRCUMSTANCES. Subject to SECTION 6.7 which only applies in the event of a Change in Control, in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards. Any adjustment of an Incentive Stock Option under this paragraph shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

            (b) EXERCISE OF CORPORATE POWERS. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

            (c) RECAPITALIZATION OF THE COMPANY. Subject to SECTION 6.7, if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall
      (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the

      Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate so that the aggregate Option Price payable to the Company and the value of each outstanding Option to the Grantee shall not be changed.

            (d) REORGANIZATION OF THE COMPANY. Subject to SECTION 6.7, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of unexercised Incentive Awards previously awarded, the number of Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock shares, or Other Stock-Based Awards, with a corresponding adjustment to the Fair Market Value of said Incentive Awards, to which such holder would have been entitled pursuant to the terms of the corporate agreement, if immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the unexercised Incentive Awards previously awarded to him. For this purpose, Restricted Stock shall be treated the same as unrestricted outstanding Shares of Common Stock. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

            (e) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided in this SECTION 6.5 and subject to SECTION 6.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previous Incentive Awards; provided, however, in such event, Grantees of Restricted Stock shall be treated the same as the holders of outstanding unrestricted Shares of Common Stock.

6.6   TERMINATION OF EMPLOYMENT, DEATH, DISABILITY AND RETIREMENT

            (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, if the Grantee's Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other applicable Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur. In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of the termination date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement with respect to the vested portion of such Incentive Award or
      (ii) the date that occurs sixty (60) calendar days after his termination date.

            (b) TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise expressly provided in the Grantee's Incentive Agreement, in the event of the termination of a Grantee's Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall expire, and shall not be exercisable, as of the commencement of business on the date of such termination.

            (c) RETIREMENT. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon the Retirement of any Employee who is a Grantee:

                  (i) any non-vested portion of any outstanding Option or other
            Incentive Award shall immediately terminate and no further vesting shall occur; and

                  (ii) any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of (1) six months after the date of Retirement in the case of any Incentive Award other than an Incentive Stock Option, or (2) three months after the date of Retirement in the case of an Incentive Stock Option.

            (d) DISABILITY OR DEATH. Unless otherwise expressly provided in the Grantee's Incentive Agreement, upon termination of Employment as a result of the Grantee's Disability or death:

                  (i) any nonvested portion of any outstanding Option or other applicable Incentive Award shall immediately terminate upon termination of Employment, as applicable, and no further vesting shall occur; and

                  (ii) any vested Incentive Award shall expire upon the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the first anniversary of the Grantee's termination of Employment, as applicable, as a result of his Disability or death.

            In the case of any vested Incentive Stock Option held by an Employee following termination of Employment, notwithstanding the definition of "Disability" in SECTION 1.2, whether the Employee has incurred a "Disability" for purposes of determining the length of the Option exercise period following termination of Employment under this paragraph (d) shall be determined by reference to Section 22(e)(3) of the Code to the extent required by Section 422(c)(6) of the Code. The Committee shall determine whether a Disability for purposes of this paragraph (d) has occurred.

            (e) CONTINUATION. Subject to the conditions and limitations of the Plan and applicable law and regulation in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award, (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award, or (iii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Inventive Award, a written amendment to the Grantee's Incentive Agreement shall be required.

6.7   CHANGE IN CONTROL

      Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the Change in Control date unless expressly provided otherwise in the Grantee's Incentive Agreement:

            (a) all of the Stock Options and Stock Appreciation Rights then outstanding shall become 100% vested and immediately and fully exercisable;

            (b) all of the restrictions and conditions of any Restricted Stock and any Other Stock-Based Awards then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

            (c) all of the Performance Shares, Performance Units and any Other Stock-Based Awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected Grantees without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions have not been completed or satisfied.

      Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Grantee's Incentive Agreement, the provisions of this
SECTION 6.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Awards.

      For all purposes of this Plan, a "CHANGE IN CONTROL" of the Company shall mean:

            (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board.

            (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

            (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of the Company's common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

            (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; PROVIDED, HOWEVER, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

            (e) Upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

            (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

      Notwithstanding the occurrence of any of the foregoing events of this
SECTION 6.7 which result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

6.8   EXCHANGE OF INCENTIVE AWARDS

      The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

6.9   FINANCING

      The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee in its discretion.


                                   SECTION 7.

                                     GENERAL

7.1   EFFECTIVE DATE AND GRANT PERIOD

      This Plan is adopted by the Board effective as of July 2, 1997 (the "EFFECTIVE DATE"), subject to the approval of the stockholders of the Company by July 1, 1998. If the requisite stockholder approval is not obtained, then the Plan and any Incentive Awards granted hereunder shall become null and void and of no force or effect. Unless sooner terminated by the Board, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

7.2   FUNDING AND LIABILITY OF COMPANY

      No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

7.3   WITHHOLDING TAXES

            (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

            (b) SHARE WITHHOLDING. With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

            (c) INCENTIVE STOCK OPTIONS. With respect to Shares received by a Grantee pursuant to the exercise of an Incentive Stock Option, if such Grantee disposes of any such Shares within (i) two years from the date of grant of such Option or (ii) one year after the transfer of such shares to the Grantee, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Grantee an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.

            (d) LOANS. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Grantee who is an Employee or Consultant to permit the payment of taxes required by law.

7.4   NO GUARANTEE OF TAX CONSEQUENCES

      Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

7.5   DESIGNATION OF BENEFICIARY BY PARTICIPANT

      Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

7.6   DEFERRALS

      The Committee may permit a Grantee to defer such Grantee's receipt of the payment of cash or the delivery of Shares that would, otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

7.7   AMENDMENT AND TERMINATION

      The Board shall have complete power and authority to terminate or amend the Plan at any time; provided, however, that the Board shall not, without the approval of the stockholders of the Company within the time period required by applicable law, (a) except as provided in SECTION 6.5, increase the maximum number of Shares which may be issued under the Plan pursuant to SECTION 1.4, (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan, (c) increase the maximum limits on Incentive Awards to Covered Employees as set for compliance with the Performance-Based Exception,
(d) extend the term of the Plan, or (e) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

      No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

      In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's

Common Stock is then listed or quoted, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

7.8   REQUIREMENTS OF LAW

      The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

7.9   RULE 16B-3 SECURITIES LAW COMPLIANCE

      With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

7.10  COMPLIANCE WITH CODE SECTION 162(M)

      Unless otherwise determined by the Committee with respect to any particular Incentive Award, it is extended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that any applicable types of Incentive Awards that are granted to Covered Employees shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Agreement would disqualify the Plan or would not otherwise permit the Plan or Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed amended to conform to the requirements of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided that no such construction or amendment shall have an adverse effect on the prior grant of an Incentive Award or the economic value to a Grantee of any outstanding Incentive Award.

7.11  SUCCESSORS

      All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

7.12  MISCELLANEOUS PROVISIONS

            (a) No Employee, Consultant, Outside Director, or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

            (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then reasonably satisfied that such issuance will be in compliance with federal and state securities laws, if applicable.

            (c)   The expenses of the Plan shall be borne by the Company.

            (d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

7.13  SEVERABILITY

      In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

7.14  GENDER, TENSE AND HEADINGS

      Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

7.15  GOVERNING LAW

      The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware, except as superseded by applicable the laws of the United States.

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
      IN WITNESS WHEREOF, Brazos Sportswear, Inc. has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer, to be effective as of July 2, 1997.


                             BRAZOS SPORTSWEAR, INC.

                             By: /s/ F. CLAYTON CHAMBERS

                             Name: F. CLAYTON CHAMBERS
                             Title: VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                      35